Exhibit 10.8.2

SECOND AMENDMENT TO THE THIRD AMENDMENT AND
RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

THIS SECOND AMENDMENT (this "Amendment") TO THE THIRD AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Partnership Agreement”) is entered into effective as of December 18, 2018, and is made by and between TAUBMAN CENTERS, INC., a Michigan corporation ("TCO"), and TG PARTNERS, LLC, a Delaware limited liability company (“TG”), who, as the Appointing Persons, have the full power and authority pursuant to Section 13.11 of the Partnership Agreement, to amend the Partnership Agreement on behalf of all of the Partners of the Partnership with respect to the matters herein provided.

Recitals:

A.    On December 12, 2012, TCO and TG entered into the Partnership Agreement as an amendment and restatement of the then-existing partnership agreement, as authorized under Section 13.11 of such agreement.

B.    On June 1, 2016, TCO and TG entered into that certain First Amendment to the Partnership Agreement to provide for the issuance of Profits Units to certain employees of The Taubman Company LLC in accordance with the provisions of an Award Agreement under The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, as amended, and for certain other reasons. (The Partnership Agreement as amended by the First Amendment is hereby referred to as the “Amended Partnership Agreement.”)

C.    In April 2018, but effective as of January 1, 2018, the State of Connecticut amended its income tax law to enact an entity-level tax on partnerships and certain other pass-through entities (the “Pass-Through Entity Tax”), which tax is deductible by the partnership in determining its federal taxable income allocable to its partners, and which provides the partners in the partnership with a Connecticut personal income tax credit for their shares of the tax paid by the partnership, so that the partners will not owe any Connecticut personal income tax on income derived from their investment in the partnership.

D.    The Partnership holds, directly or indirectly, a partnership interest in West Farms Associates, a Connecticut general partnership, and in Rich-Taubman Associates, a Connecticut general partnership, and a membership interest in The Taubman Company LLC, a Delaware limited liability company (collectively, the “Initial Taxable Partnerships”), each of which has income subject to the Pass-Through Entity Tax.

E.    The partnership agreement or operating agreement of each Initial Taxable Partnership has been or will be amended to reflect the provisions of the Pass-Through Entity Tax, to elect the “alternative base method” provided therein for calculating each Initial Taxable Partnership’s Pass-Through Entity Tax liability, and to specially allocate the federal income tax deduction and the Connecticut personal income tax credit for such tax to each partner therein that is an individual, trust, estate or pass-through entity having individuals, trusts or estates as its direct or indirect members (the “Special Allocations”).

F.    As of January 1, 2018, the “New Partnership Tax Audit Rules” as enacted pursuant to Section 1101(c)(1) of the Bipartisan Budget Act of 2015 became effective (the “New Partnership Audit Rules”), providing a new centralized procedure for federal partnership income tax audits, and since such date both proposed and final Treasury Regulations have been promulgated thereunder.

G.    The parties hereto hereby wish to further amend the Amended Partnership Agreement to reflect the Special Allocations arising from the Pass-Through Entity Tax, to update the provisions regarding the New Partnership Audit Rules, and for certain other reasons.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Amended Partnership Agreement is amended as follows:

1.    Article II of the Amended Partnership Agreement is hereby amended to delete the definition of “Additional Tax” and to add the following definitions in their proper alphabetical placement:

“Adjustment Liability” is defined in Section 6.11(e) hereof.

“Alternative Base Method” is defined in Section 5.1(d)(7) hereof.

“Alternative Procedure” is defined in Section 6.11(e) hereof.

“Designated Individual” is defined in Section 6.11(a) hereof.

“Failure to Comply Remedies” is defined in Section 5.1(d)(7) hereof.

“Further Push-Out Election” is defined in Section 6.11(d) hereof.

“Imputed Underpayment” is defined in Section 6.11(b) hereof.

“Interest Rate” is defined in Section 5.1(d)(7) hereof.

“Lender” is defined in Section 6.12 hereof.

“NOPPA” is defined in Section 6.11(e) hereof.

“Partnership Representative” is defined in Section 6.11(a) hereof.

“Pass-Through Entity Tax” means the entity-level tax imposed by the State of Connecticut on partnerships and certain other pass-through entities pursuant to Section 12-726 of the Connecticut General Statutes, as amended from time to time, and any regulations or other guidance published thereunder.

“Pass-Through Partner” is defined in Section 6.11(e) hereof.

“Push-Out Election” is defined in Section 6.11(b) hereof.

“Reviewed Year” is defined in Section 6.11(c) hereof.

“Reviewed Year Partner” is defined in Section 6.11(c) hereof.

“Special Allocation Formula” is defined in Section 5.1(d)(7) hereof.

“State Allocable Share” is defined in Section 5.1(d)(7) hereof.

“Subject Partners” means each partner in the Taxable Partnerships that is an individual, trust, estate, or pass-through entity having individuals, trusts, or estates as its direct or indirect members.

“Subsidiary Partnership” is defined in Section 6.11(d) hereof.

“Taxable Partnerships” means, collectively, West Farms Associates, a Connecticut general partnership, Rich-Taubman Associates, a Connecticut general partnership, TTC, any other Connecticut partnership or other pass-through entity subject to the Pass-Through Entity Tax in which the Partnership may subsequently invest, and any other pass-through entity in which the Partnership has invested or subsequently invests that is or may become subject to an entity-level tax similar to the Pass-Through Entity Tax.

“Tax Loan” is defined in Section 5.1(d)(7) hereof.

“Withholding Tax” is defined in Article IX hereof.

2.    Section 5.1(d) of the Amended Partnership Agreement is hereby amended to add the following new Section 5.1(d)(7) at the end thereof:

(7)    The Partnership is a partner in each of the Taxable Partnerships. Each Taxable Partnership has or shall elect the “alternative base method” provided under the Pass-Through Entity Tax for calculating each Subject Partner’s Pass-Through Entity Tax liability (the “Alternative Base Method”). The partnership agreement or operating agreement governing each Taxable Partnership specially allocates the federal income tax deduction for the Pass-Through Entity Tax to the Subject Partners in such Taxable Partnerships in proportion to each such Subject Partner’s allocable share (the “State Allocable Share”) of such tax, determined in accordance with the ratio that each Subject Partner’s share of the income of such Taxable Partnership (before deduction of the Pass-Through Entity Tax) subject to the Pass-Through Entity Tax (computed under the Alternative Base Method) bears to the aggregate income of such Taxable Partnership (before deduction of the Pass-Through Entity Tax) subject to the Pass-Through Entity Tax (computed under the Alternative Base Method) of all the Subject Partners of such Taxable Partnership (the “Special Allocation Formula”). The Partners hereby acknowledge and agree that the federal income tax deduction for the payment of the Pass-Through Entity Tax liability shall be allocated to each of the Subject Partners of the Partnership in accordance with their State Allocable Shares determined in accordance with the Special Allocation Formula. The partnership agreement or operating agreement governing each Taxable Partnership allocates the corresponding Connecticut personal income tax credit for payment of the Pass-Through Entity Tax to its Subject Partners in accordance with the Special Allocation Formula. The Partners hereby acknowledge and agree that the Connecticut personal income tax credit shall be allocated to the Subject Partners in the Partnership in accordance with the Special Allocation Formula. To the extent a Partner (or any direct or indirect member of a Partner) is not subject to the Pass-Through Entity Tax on its share of the Partnership’s income subject to such tax, then such Partner shall provide the Partnership with written notice thereof within thirty (30) Days prior to the due date for payment by the Partnership of the Pass-Through Entity Tax.

The Partnership shall give each Subject Partner written notice setting forth such Subject Partner’s State Allocable Share of the Pass-Through Entity Tax. The Partnership shall (i) withhold from cash otherwise currently distributable to each Subject Partner pursuant to Section 5.2 or Section 11.1(a) hereof, as applicable, such Subject Partner’s State Allocable Share of the Pass-Through Entity Tax, and (ii) to the extent cash is not distributable to such Subject Partner for the taxable quarter (or if the tax is not payable quarterly, then for such other taxable period during which the tax must be paid) in which the Pass-Through Entity Tax must be paid by the Partnership, each Subject Partner shall make a payment to the Partnership in readily available funds within ten (10) Days after written notice from the Partnership of such Subject Partner’s amount due. In the event a Subject Partner fails to timely remit its State Allocable Share of the Pass-Through Entity Tax, the Managing General Partner may determine, in its sole discretion, either to (x) treat, subject to any required consent under any Third-Party Financing, such Subject Partner’s State Allocable Share of the Pass-Through Entity Tax as a loan from the Partnership (or from an Affiliate of the Partnership) (hereinafter, together with any loan made pursuant to Section 6.11(f) hereof or Article IX hereof, referred to as a “Tax Loan”) to such Subject Partner, which Tax Loan shall have a maturity of one (1) year, shall bear interest at the Partnership’s cost of funds plus ten (10) percentage points, or the maximum rate permitted by applicable law, whichever is less (the “Interest Rate”), and shall be subject to the provisions of Section 6.12 hereof, and all cash subsequently distributable to such Subject Partner shall, to the extent of the unpaid principal amount of and the accrued interest on such Tax Loan, be retained by the Partnership and applied against the principal and accrued interest on such Tax Loan, or (y) pursue any and all remedies available to the Partnership at law or in equity, including instituting a lawsuit against such Subject Partner to collect such Subject Partner’s State Allocable Share with interest calculated at the Interest Rate (the “Failure to Comply Remedies”).

The Partners acknowledge that in the event the Partnership is or becomes a partner or a member in any other pass-through entity that is or becomes subject to taxation under a state law providing tax benefits to the direct or indirect members of such entity, then the provisions of this Section 5.1(d)(7) shall apply with respect to such entity and such tax.

For the purpose of determining a Subject Partner’s Capital Account in the Partnership, any amount distributable to a Subject Partner that is retained by the Partnership pursuant to this Section 5.1(d)(7) shall be treated as if such cash had been actually distributed to such Partner pursuant to Section 5.2 or Section 11.1(a) hereof, as applicable, and remitted to the Partnership by the Subject Partner. The amount deemed remitted or any amount actually remitted to the Partnership for payment of the Pass-Through Entity Tax by the Subject Partner (not including any payments of principal and interest on a Tax Loan) and the principal amount (at the time loaned) of any Tax Loan made by the Partnership (or its Affiliate) to the Subject Partner pursuant to this Section 5.1(d)(7) shall constitute a capital contribution and increase such Subject Partner’s Capital Account in the Partnership.

The provisions of this Section 5.1(d)(7) shall survive a Subject Partner’s membership in the Partnership and the dissolution, liquidation, winding up, and termination of the Partnership, and for purposes of this Section 5.1(d)(7), the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against a Subject Partner under this Section 5.1(d)(7), including instituting a lawsuit to collect such reimbursement with interest calculated at the Interest Rate. To the extent permitted by applicable law, the provisions of this Section 5.1(d)(7) shall be binding on the Partnership’s successors and assigns.

3.    Section 6.10(a) of the Amended Partnership Agreement is hereby amended to delete the first sentence thereof and to replace it with the following:

The provisions of this Section 6.10 shall apply for taxable years ending on or before December 31, 2017, and all Code references in this Section 6.10 shall refer to the provisions of the Code as in effect prior to amendment by Section 1101(c)(1) of the Bipartisan Budget Act of 2015.

4.    The Amended Partnership Agreement is hereby amended to delete Section 6.10(c) thereof and to replace it with the following new Section 6.11:

Section 6.11    Partnership Representative.

(a)    For taxable years beginning on or after January 1, 2018, the Managing General Partner is hereby designated as the “partnership representative” under Section 6223(a) of the Code (the “Partnership Representative”). The Partnership Representative shall recommend to the Partnership, on an annual basis or at such other time as the individual resigns or its designation is revoked, an individual who meets the requirements of Section 6223 of the Code and the Regulations promulgated thereunder to serve as the designated individual (the “Designated Individual”) to act on the Partnership’s behalf, and each Partner hereby agrees to accept the Partnership Representative’s recommendation of the Designated Individual. No Partner may revoke the authority of the Partnership Representative or of the Designated Individual without the Partnership Representative’s prior written consent. The Partnership Representative shall have full authority to bind the Partnership in all proceedings with the Internal Revenue Service, and each Partner agrees to be bound by the actions taken by the Partnership Representative as provided in Section 6223(b) of the Code.

(b)    The Partnership Representative shall or shall cause the Partnership to make the election under Section 6226(a) of the Code (the “Push-Out Election”) to apply the alternative procedure to the Partnership’s payment of any “imputed underpayment” as determined under Section 6225 of the Code (the “Imputed Underpayment”) and associated interest, adjustments to tax, and penalties arising from a partnership-level adjustment that are imposed on the Partnership so that they are borne by the Partners and former Partners to whom such Imputed Underpayment relates as determined by the Partnership Representative. The Partnership Representative is authorized to take any other actions as shall be necessary or appropriate to effectuate and comply with the Push-Out Election. Each Partner consents to the Push-Out Election and agrees to take any action requested by the Partnership Representative to effectuate the Push-Out Election and to furnish the Partnership Representative with any information necessary to give effect to the Push-Out Election.

(c)    In connection with the Push-Out Election, the Partnership Representative shall provide each Partner or former Partner for the reviewed year (as defined in Proposed Regulations Section 301.6241-1(a)(8)) (the “Reviewed Year”) a statement as required by Proposed Regulations Section 301.6226-2 setting forth the applicability of any penalty, additions to tax, or additional amounts, and the adjustments to which those penalties, additions to tax, or additional amounts relate, and each Partner for the Reviewed Year (the “Reviewed Year Partner”) shall compute any penalties, additions to tax, or additional amounts applicable to it as if each correction amount were an underpayment or understatement for the first affected year (or interim year). Each Reviewed Year Partner or former Reviewed Year Partner shall provide the Partnership Representative such reasonable documentation as may be requested by the Partnership Representative proving payment of the liability pushed out to such Reviewed Year Partner pursuant to the Push-Out Election or a further Push-Out Election made by such Reviewed Year Partner.

(d)    In the event the Partnership is a direct or indirect member of another partnership or limited liability company (the “Subsidiary Partnership”) that is under audit and makes a Push-Out Election (including the case in which there are successive Push-Out Elections through a chain of Subsidiary Partnerships), then the Partnership Representative shall or shall cause the Partnership to make a further Push-Out election (the “Further Push-Out Election”) so that the Imputed Underpayment and associated interest, adjustments to tax, and penalties arising from an audit of a Subsidiary Partnership are borne by the Partners and former Partners of the Partnership to whom such Imputed Underpayment relates as determined by the Partnership Representative.  If a Further Push-Out Election is made, the provisions of Section 6.11(b) and Section 6.11(c) hereof shall apply with respect to the Further Push-Out Election.

(e)    If for any reason, including without limitation, the inability to make an effective Push-Out Election or Further Push-Out Election, the Partnership is assessed the Imputed Underpayment, associated interest, adjustments to tax, or penalties (all such amounts being referred to as the “Adjustment Liability”), the Partnership shall effect a modification of the Imputed Underpayment by applying the procedure set forth in Section 6225(c)(2) of the Code and require the Partners to pay the Adjustment Liability directly to the Internal Revenue Service so that the Adjustment Liability is borne by the Partners and former Partners to whom such Imputed Underpayment relates as determined by the Partnership Representative. The Partnership shall give written notice to each Reviewed Year Partner and former Reviewed Year Partner of its share of the Adjustment Liability and the information required for the alternative procedure to filing an “amended return modification” as provided in Proposed Regulations Section 301.6225-2(d)(2)(x) (the “Alternative Procedure”), including the mailing date of the notice of proposed partnership adjustment (the “NOPPA”), and each Partner agrees to follow the Alternative Procedure and to timely pay its share of the Adjustment Liability, if any, directly to the Internal Revenue Service. Each Partner further agrees to provide the Partnership the documentation required by Proposed Regulations Section 301.6225-2(c)(2) and (d)(2) (and by any additional Internal Revenue Service guidance provided pursuant to the Proposed Regulations) evidencing its payment to the Internal Revenue Service of its share of the Adjustment Liability not later than sixty (60) Days prior to the due date for the Partnership’s request for modification of the Imputed Underpayment, which is two hundred seventy (270) Days after the date of the mailing of the NOPPA. If the Partner is a “Pass-Through Partner” (as defined in Proposed Regulations Section 301.6241-1(a)(5)), then such Pass-Through Partner shall (x) require its partners or members to follow the Alternative

Procedure and provide such Pass-Through Partner with the documentation required by Proposed Regulations Section 301.6225-2(c)(2) and (d)(2) (and by any additional Internal Revenue Service guidance provided pursuant to the Proposed Regulations) supporting the computation and payment of the Adjustment Liability by its partners or members, and (y) provide such documentation to the Partnership not later than sixty (60) Days prior to the due date for the Partnership’s request for a modification of the Imputed Underpayment.

If a Partner fails to timely submit all required evidence of proper execution of the Alternative Procedure and the payment to the Internal Revenue Service of its share of the Adjustment Liability or of its partners’ or members’ payment of their respective shares of the Adjustment Liability to the Internal Revenue Service, then the Partnership shall (i) withhold such Partner’s share of the Adjustment Liability, if any, from cash otherwise currently distributable to such Partner pursuant to this Agreement, and (ii) to the extent cash is not distributable to such Partner for the taxable quarter in which the Adjustment Liability must be paid, but in all events prior to the date on which the Adjustment Liability must be paid, the Failure to Comply Remedies shall apply.

In the event the Internal Revenue Service denies the Partnership’s modification request in whole or in part, then the Partnership shall give written notice to each Partner not less than thirty (30) Days prior to the date the Partnership must make the payment of the Adjustment Liability to the Internal Revenue Service, setting forth each Partner’s share, if any, of the Adjustment Liability and the date on which the Partnership must make the payment, and each Partner shall, not later than three (3) Business Days prior to the date the Partnership must pay the Adjustment Liability to the Internal Revenue Service, make a payment to the Partnership in readily available funds of such Partner’s share of the Adjustment Liability. If a Partner fails to timely make such payment to the Partnership, then the Failure to Comply Remedies shall apply.

(f)    In the event a Subsidiary Partnership does not or is unable to make an effective Push-Out Election, is required to pay its Adjustment Liability, and elects to follow the Alternative Procedure, then each Partner and each Pass-Through Partner shall follow the procedures and timing set forth above in Section 6.11(e) hereof for payment of its share of the Adjustment Liability to the Internal Revenue Service and the provision of the required documentation to the Partnership. If a Partner fails to timely submit all required evidence of proper execution of the Alternative Procedure and the payment to the Internal Revenue Service of its share of the Adjustment Liability or of its partners’ or members’ respective shares of the Adjustment Liability to the Internal Revenue Service, then the Failure to Timely Comply Remedies shall apply. Alternatively, if the Subsidiary Partnership does not elect to follow the Alternative Procedure, or if the Internal Revenue Service denies the Subsidiary Partnership’s modification request in whole or in part, then the Partnership shall give written notice to each Partner not less than thirty (30) Days prior to the date the Partnership must make the payment to the Subsidiary Partnership, setting forth each Partner’s share, if any, of the Adjustment Liability and the date on which the Partnership must make the payment, and each Partner shall, not later than three (3) Business Days prior to the date the Partnership must pay the Adjustment Liability to the Subsidiary Partnership, make a payment to the Partnership in readily available funds of such Partner’s share of the Adjustment Liability. If a Partner fails to timely make such payment to the Partnership, then the Failure to Comply Remedies shall apply.

(g)    For the purpose of determining a Partner’s Capital Account, any amount of cash otherwise distributable to a Partner that is retained by the Partnership pursuant to this Section 6.11 shall be treated as if such cash had been actually distributed to such Partner pursuant to Section 5.2 or Section 11.1(a) hereof, as applicable. Any Adjustment Liability actually remitted or deemed remitted to the Partnership by a Partner pursuant to this Section 6.11 shall not increase such Partner’s Capital Account and shall be treated as a reimbursement to the Partnership by such Partner of such Partner’s share of the Adjustment Liability paid or to be paid by the Partnership to the Internal Revenue Service on such Partner’s behalf.

(h)    The Partnership Representative shall keep the Partnership apprised of the status of any Partnership audit or court proceeding.

(i)    Any and all expenses incurred by the Partnership Representative in serving as such shall be at the Partnership’s expense and shall be paid by the Partnership. Notwithstanding the foregoing, it shall be the responsibility of each Partner, at its own expense, to employ tax counsel to represent its separate interests. No Partner shall file a notice with the Internal Revenue Service under Section 6222(c) of the Code in connection with such Partner’s intention to treat an item on such Partner’s federal income tax return in a manner that is inconsistent with the treatment of such item on the Partnership’s federal income tax return, unless such Partner has, not less than thirty (30) Days prior to the filing of such notice, provided the Partnership Representative with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the Partnership Representative shall reasonably request.

(j)    To the fullest extent permitted by law, the Partnership shall and does hereby indemnify, defend, and hold harmless the Partnership Representative and its agents, including, without limitation, the Designated Individual, from and against any and all (i) loss, cost, or expense, including without limitation, attorneys’ fees and court costs, that may be asserted against, imposed on, or suffered by the Partnership Representative or its agents by reason of any act performed for or on behalf of the Partnership in its capacity as Partnership Representative or agent thereof to the extent authorized hereby, or by reason of any omission, and (ii) such claims, actions, and demands, and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action, or demand; provided that this indemnity shall not extend to acts or omissions by the Partnership Representative or its agents adjudged (x) to have been undertaken in bad faith or (y) to have constituted recklessness or intentional wrongdoing by the Partnership Representative or its agents.

(k)    The provisions of this Section 6.11 and a Partner’s obligation to reimburse the Partnership pursuant to this Section 6.11 shall survive such Partner’s membership in the Partnership and the dissolution, liquidation, winding up, and termination of the Partnership, and for purposes of this Section 6.11, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against a Partner under this Section 6.11, including instituting a lawsuit to collect reimbursement with interest calculated at the Interest Rate. To the extent permitted by applicable law, the provisions contained in this Section 6.11 shall be binding on the Partnership’s successors and assigns.

(l)    The Partnership Representative shall be responsible for representing the Partnership in all dealings with any state, local, or foreign tax authority and shall have the authority to make all state, local, and foreign tax elections and to settle any state, local, or foreign tax audits.

5.    The Amended Partnership Agreement is hereby amended to add the following new Section 6.12 thereto:

Section 6.12    Security with Respect to Tax Loans.

Any Tax Loan made to a Partner pursuant to this Agreement shall be secured by a security interest in such Partner’s partnership interest. Each Partner receiving a Tax Loan hereby grants the Partnership or an Affiliate of the Partnership, as the case may be (each, the “Lender”), a security interest in its interest in the Partnership, including a security interest in all distributions such Partner may be entitled to receive under this Agreement and any and all rights to consent under this Agreement. The Lender is hereby authorized to prepare and file a UCC-1 statement covering such Partner’s Partnership Interest and reflecting the security interest granted to the Lender. A Partner receiving a Tax Loan hereby agrees to cooperate with the Lender and execute and deliver, or cause to be executed and delivered, all such promissory notes, security agreements, financing statements, transfer powers, proxies, instruments, and documents and take such other action as the Lender may reasonably request from time to time to carry out the provisions of this Section 6.12. Each Partner receiving a Tax Loan grants the Lender an irrevocable power of attorney to execute any and all such documents and instruments on such Partner’s behalf in the event such Partner fails to timely execute and deliver any of the foregoing. The power of attorney hereby granted is coupled with an interest and shall survive the granting Partner’s death or disability.

Notwithstanding anything in this Agreement to the contrary, if the Lender is an Affiliate of the Partnership, such Affiliate shall be a third-party beneficiary of this Section 6.12 as well as all other provisions in this Agreement regarding Tax Loans.

6.    Article IX of the Amended Partnership Agreement is hereby deleted, and the following is substituted in the place thereof:

IX.
WITHHOLDING AND DOCUMENTATION.

Section 9.1    Withholding.

If any local, state, federal, or foreign law or regulation requires or permits the Partnership to withhold tax attributable to allocations of Profits or items of the foregoing or distributions to a Partner or if the Managing General Partner, in its sole discretion, determines, subject to the provisions of Section 5.1(d)(7) and Section 6.11 hereof, it to be in the best interest of the Partnership to withhold amounts in connection with a Partner's tax liability (e.g., to file a unified state income tax return for nonresidents of a particular state) (all such amounts being herein referred to collectively as the "Withholding Tax"), (i) any Withholding Tax shall be withheld from cash otherwise currently distributable to such Partner pursuant to Section 5.2 hereof or Section 11.1(a) hereof, and (ii) to the extent cash is not distributable to such Partner within the taxable period as to which such withholding is required (i.e., quarterly, semi-annually, or annually), such Partner shall make a payment to the Partnership in readily available funds within ten (10) Days after written notice from the Partnership of such Partner’s Withholding Tax. In the event a Partner fails to timely remit the Withholding Tax, the Failure to Comply Remedies shall apply.

For the purpose of determining a Partner’s Capital Account, any amount of cash otherwise distributable to a Partner that is retained by the Partnership pursuant to this Section 9.1 shall be treated as if such cash had been actually distributed to such Partner and remitted to the Partnership. Any amount remitted to the Partnership for payment of a Tax Loan made by the Partnership (or its Affiliate) shall be treated as a payment to the Partnership (or its Affiliate) as a lender and from the Partner as a borrower. Any amount of cash deemed remitted or actually remitted to the Partnership by a Partner pursuant to this Section 9.1 shall not constitute a capital contribution and shall not increase a Partner’s Capital Account.

The provisions of this Section 9.1 shall survive a Partner’s membership in the Partnership and the dissolution, liquidation, winding up, and termination of the Partnership, and for purposes of this Section 9.1, the Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against a Partner under this Section 9.1, including instituting a lawsuit to collect such reimbursement with interest calculated at the Interest Rate. To the extent permitted by applicable law, the provisions of this Section 9.1 shall be binding on the Partnership’s successors and assigns.

Section 9.2    Documentation.

Each Partner agrees to furnish the Partnership with any representations, forms, or information, including without limitation an updated Internal Revenue Service Form W-9 or Form W-8BEN or equivalent certificate, as applicable, as shall reasonably be requested by the Managing General Partner from time to time (i) to assist the Partnership in determining the extent of, and in fulfilling, its withholding, reporting, or other tax obligations, including any obligations under the Foreign Account Tax Compliance Act or equivalent law of any other jurisdiction, (ii) as will permit distributions or allocations of income made to or by the Partnership to be made without withholding or at a reduced rate of withholding, (iii) to reduce the amount of tax borne by the Partnership, or (iv) that the Managing General Partner deems necessary to ensure compliance with any laws or regulations applicable to the Partnership or its business including the laws of any foreign jurisdiction affecting the ability of the Partnership to claim the benefit of an income tax treaty with such jurisdiction. Each Partner (A) represents and warrants to the Partnership that such information and forms furnished by such Partner are and at all times shall be true, correct, and complete, (B) agrees to promptly update any such information or forms (x) if at any time the Partner becomes aware that such previously provided information or forms are no longer true, correct, and complete, (y) upon the expiration, invalidity, or obsolescence of any such provided forms or representations, or (z) if requested to do so by the Partnership, and (C) agrees to indemnify the Partnership and each of the Partners and hold them harmless on an after-tax basis from any and all damage, cost, loss, and expense resulting from a breach by such Partner of the foregoing representation, warranty, and/or covenant. In the event of any claimed over-withholding of tax, a Partner shall be limited to an action against the taxing authority in the applicable jurisdiction.
The indemnity provided in this Section 9.2 shall survive a Partner’s membership in the Partnership and the dissolution, liquidation, winding up, and termination of the Partnership, and for purposes of this Section 9.2, the Partnership shall be treated as continuing in existence. The Partnership and each Partner may pursue and enforce all rights and remedies it may have against a Partner that breaches a representation, warranty, and/or covenant under this Section 9.2, including instituting a lawsuit to collect an indemnity payment with interest calculated at the Interest Rate. To the extent permitted by applicable law, the provisions of this Section 9.2 shall be binding on the Partnership’s successors and assigns.
7.    Section 13.12 of the Amended Partnership Agreement is hereby amended to read as follows:

Except as provided in Section 6.12 hereof, the provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm, or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title, or interest by way of subrogation or otherwise in and to the rights, powers, titles, and provisions of this Agreement.

8.    As amended by this Amendment, all of the provisions of the Amended Partnership Agreement are hereby ratified and confirmed and shall remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 of the Partnership Agreement, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation

By: /s/ Simon J. Leopold                                              Simon J. Leopold

Its: Chief Financial Officer

TG PARTNERS, LLC, a Delaware limited liability company

By:TG Michigan, Inc., a Michigan corporation, Manager

By: /s/ Robert S. Taubman
                 Robert S. Taubman

                     Its: President and Chief Executive Officer